Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-56194, 333-129083, 333-131522, 333-131523 and 333-62008 on Form S-8 of our report dated April 19, 2007, relating to the consolidated financial statements of Pathmark Stores, Inc., and subsidiaries (the “Company”), which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”, as revised, and SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – as amendment of SFAS No. 87, 88, 106 and 132(R)”, and our report dated April 19, 2007 relating to management's report on the effectiveness of internal control over financial reporting, appearing in and incorporated by reference in the Annual Report on Form 10-K of Pathmark Stores, Inc. for the fiscal year ended February 3, 2007.

/s/ Deloitte & Touche LLP

New York, New York

April 19, 2007